U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
AND EXCHANGE ACT OF 1934

October 21, 2003
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(Date of earliest event reported):


Commission File #0-11078

THE AMERICAN EDUCATION CORPORATION
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(Exact name of small business issuer as specified in its charter)

Colorado
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(State or other jurisdiction of incorporation or organization)

84-0838184
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(IRS Employer Identification No.)

7506 North Broadway Extension, Suite 505, Oklahoma City, OK  73116
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(Address of principal executive offices)

(405) 840-6031
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(Issuer's telephone number)


Item 5.  Other events.

On October 21, 2003 The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "The American Education Corporation Receives New Mexico Statewide Contract for
Software."

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Item 7.  Financial Statements and Exhibits.

        (c) Exhibits.

            99.1: Company press release titled "THE AMERICAN EDUCATION CORPORATION RECEIVES NEW MEXICO STATEWIDE CONTRACT FOR SOFTWARE" dated October 21, 2003.




                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on October 21, 2003.

                                  THE AMERICAN EDUCATION CORPORATION


Date:  October 21, 2003            By:  /s/ Jeffrey E. Butler
                                   --------------------------
                                   Jeffrey E. Butler
                                   President, Chief Executive Officer

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Exhibit No.

     99.1  Company press release titled " THE AMERICAN EDUCATION
           CORPORATION RECEIVES NEW MEXICO STATEWIDE CONTRACT FOR
           SOFTWARE" dated October 21, 2003.


                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release


               THE AMERICAN EDUCATION CORPORATION RECEIVES
               NEW MEXICO STATEWIDE CONTRACT FOR SOFTWARE

Oklahoma City, October 21, 2003: The American Education Corporation
(AEC) (OTC/BB: AEDU) announced today that it has been awarded the instructional software component of a statewide initiative to provide its K-12 software to approximately 100 New Mexico schools requiring performance improvement.

Jeffrey E. Butler, Chief Executive Officer, stated: "We are excited about this development as it should have a positive impact on the Company's business over the next several quarters. This program is off to a quick start after being approved early in October. AEC has already presented the program to most of the schools affected at a state-sponsored meeting in Albuquerque on October 18. At this meeting, the schools qualifying for funding were briefed on funding application procedures. Applications for funding must be submitted for approval by November 14 to meet early January implementation objectives. Accordingly, we would expect order placement in the fourth quarter. The funding totals approximately $2,000,000, and additional information may be found on the Web site for the New Mexico Department of Education at http://164.64.166.11/cilt/grants/index.html. During the third week of October, AEC expects to announce positive earnings news on its September 30, 2003 quarterly performance. This award from the State of New Mexico will assist the Company in delivering strong financial performance to finish the 2003 fiscal year.

The American Education Corporation's Java-based technology, the A+nyWhere Learning System family of educational software products, provides a research-based, integrated curriculum offering of software for grade levels 1-12 for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All Company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed computer adaptive, companion academic skill assessment testing tools to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 10,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, the leading college readiness test for students enrolling in full credit secondary coursework in mathematics, reading, algebra and writing.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "if," "may," "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.

                   THE AMERICAN EDUCATION CORPORATION
                        7506 BROADWAY EXTENSION
                        OKLAHOMA CITY, OK 73116
                             1-800-34APLUS
                             www.amered.com


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